UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOOPS SCOUTING USA
(Exact name of registrant as specified in its charter)

Wyoming	7389	38-4010393
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

63 Rocio Court

Palm Desert, CA 92260

Tel: (760) 636-4353

(Address and telephone number of principal executive offices)

309 N Huber Street

Casper, WY 82609

Tel: (307) 267-3984

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐      Accelerated filer ☐    Non-accelerated filer ☐    Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)
Common Stock	350,000	$0.10 per share	$35,000	$3.24

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated November 9, 2021

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PROSPECTUS

HOOPS SCOUTING USA

350,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date at a price of $0.10 per share.

Our common stock is presently not traded on any market or securities exchange.

We are a “smaller reporting company” under applicable law and will be subject to reduced public company reporting requirements. Additionally, we are deemed a shell company as defined by Rule 12b-2 of the Exchange Act, which status prevents investors from reselling our shares pursuant to Rule 144 unless and until 12 months after we are no longer considered a shell company and all the conditions of Rule 144(i) are met.

BECAUSE WE ARE CONSIDERED A “SHELL” COMPANY IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES SOLD IN THIS OFFERING CAN ONLY BE RESOLD THROUGH REGISTRATION UNDER THE SECURITIES ACT OF 1933; SECTION 4(l), IF AVAILABLE, FOR NON-AFFILIATES; OR BY MEETING THE FOLLOWING CONDITIONS OF RULE 144(I):

• THE ISSUER OF THE SECURITIES THAT WAS FORMERLY A SHELL COMPANY HAS CEASED TO BE A SHELL COMPANY;

• THE ISSUER OF THE SECURITIES IS SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 13 OR 15(D) OF THE EXCHANGE ACT;

• THE ISSUER OF THE SECURITIES HAS FILED ALL REPORTS AND MATERIAL REQUIRED TO BE FILED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS APPLICABLE, DURING THE PRECEDING 12 MONTHS (OR SUCH SHORTER PERIOD THAT THE ISSUER WAS REQUIRED TO FILE SUCH REQUIRED TO FILE SUCH REPORTS AND MATERIALS), OTHER THAN FORM 8-K REPOTRS; AND AT LEAST ONE YEAR HAS ELAPSED FROM THE TIME THAT THE ISSUER FILED CURRENT FORM 10 TYPE INFORMATION WITH THE SEC REFLECTING ITS STATUS AS AN ENTITY THAT IS NOT A SHELL COMPANY.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.

See section entitled "Risk Factors" on pages 6 to 11 of this prospectus.

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling stockholders will sell their shares at a fixed price until our securities are quoted on the OTC Bulletin Board, if at all, and thereafter at prevailing market prices or privately negotiated prices. We determined the offering price by considering, among other factors, a business valuation that was conducted by our management.  There is no assurance of when, if ever, our stock will be listed on an exchange.

We are a development stage company which is in the business of providing a website for high school basketball players with aspirations of playing post-secondary basketball. We have no current plans to being operational and our auditors have issued a going concern opinion. We will not be receiving any of the proceeds from this offering.

Hoops Scouting USA is a basketball website for high school basketball players with aspirations of playing post-secondary basketball. The website will be the main hub but being able to upload stats and game film directly from a smart phone. Development of an app to allow this will eventually work in unison with the website. We will require significant financing to undertake this additional app development, and currently, we do not have plans for obtaining this financing.

We are in the development stage of our basketball recruitment company and have not realized any revenues from our operations. To date we have received no revenues from our operations.  We have not yet commenced operations and we have primarily undertaken only organizational activities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

———-

The Date of This Prospectus Is: November 9, 2021

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Summary

The following summary is not complete and does not contain all of the information that may be important to you.  You should read the entire prospectus before making an investment decision to purchase our common shares.  All dollar amounts refer to United States dollars unless otherwise indicated.

We are a development stage company which is in the business of providing a website for high school basketball players with aspirations of playing post-secondary basketball and to date we have received no revenues from our operations. We have not yet commenced operations and we have primarily undertaken only organizational activities. Our independent auditors have raised substantial doubts as to our ability to continue as a going concern without significant additional financing.  We will not generate revenues even if our website launches with traffic. Accordingly, for the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our basketball recruitment activities.

Hoops Scouting USA is a basketball website for high school basketball players with aspirations of playing post-secondary basketball. The website will be the main hub but being able to upload stats and game film directly from a smart phone. Development of an app to allow this will eventually work in unison with the website. We will require significant financing to undertake this additional app development, and currently, we do not have plans for obtaining this financing.

We were incorporated under the laws of Wyoming effective October 13, 2016.  Our principal offices are located at 63 Rocio Court Palm Desert, CA 92260. Our telephone number is (760) 636-4353.

We have no current plans to being operational and our auditors have issued a going concern opinion. We will not be receiving any of the proceeds from this offering.

The Offering:

Securities Being Offered	Up to 350,000 shares of common stock.
Offering Price	The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined the offering price by considering, among other factors, a business valuation that was conducted by our management. There is no assurance of when, if ever, our stock will be listed on an exchange.
Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering	The offering will conclude when all of the 350,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.
Securities Issued And to be Issued	850,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock	There has been no market for our securities. Our common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for quotation on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

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Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	June 30, 2021 (Audited)	June 30, 2020 (Audited)
Balance Sheet
Total Assets	$10,586	$148
Total Liabilities	$43,235	$28,205
Stockholders’ Deficit	$(64,699)	$(28,057)

	June 30, 2021 (Audited)	June 30, 2020 (Audited)
Income Statement
Revenue	$—	$—
Total Operating Expenses	$36,592	$8,976
Net Loss	$(36,592)	$(8,976)

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR COMPANY

Because we have only recently commenced business operations, we have no history of earnings and no foreseeable earnings, and we may never achieve profitability or pay dividends.

We were incorporated on October 31, 2016, and to date have been involved primarily in organizational activities, developing a business plan and registering a website.  Therefore, our ability to operate our business successfully remains untested.  If we are successful in launching our website with subscribers and sponsors we anticipate that we will retain future earnings and other cash resources for the future operation and development of our business as appropriate.  We do not currently anticipate declaring or paying any cash dividends in the foreseeable future.  Payment of any future dividends is solely at the discretion of our board of directors, which will take into account many factors including our operating results, financial conditions and anticipated cash needs.  For these reasons, we may never achieve profitability or pay dividends.

We have limited operations, have never had any revenues, have no current prospects for future revenues, and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We are in the development stage to design, market and operate a website for high school basketball players with aspirations of playing post-secondary basketball. We had limited operations and generated no operating revenues since inception on October 31, 2016. We have no operating history upon which an evaluation of our future success or failure can be made. As of June 30, 2021, we had an accumulated deficit of $64,699. We have never had any revenues from operations and we do not have any current prospects for future revenues. Our ability to achieve and maintain profitability and positive cash flow is primarily dependent upon our ability to design, market and retain online users. Based upon current plans, we expect to incur significant operating losses in future periods. Failure to generate revenues will cause us to suspend or cease operations.

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We have no operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on October 31, 2016 and have limited operations. We have not realized any revenues to date. Our basketball scouting business will allow high school basketball players to set up accounts, which include game film, schedules for high school and AAU games, stats, and high school academic marks. This will allow coaches to be able to see players and their stats and can plan their recruiting with the team schedules. This brings international recruiting to the desk of every college coach in the United States from Division 1, Division 2, Divisions 3, NAIA, and Junior College.

We have no operating history at all upon which an evaluation of our future success or failure can be made. During the year ended June 30, 2021, our net loss was $36,592. Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are substantial costs and expenses associated with the marketing, website design and app development. We may fail to generate revenues in the future. If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

The officer and director of the company, currently devote approximately 15 to 25 hours per week to the Company matters because he involved in other business activities. The Company's needs could exceed the amount of time or level of experience he may have and this could result in his inability to properly manage company affairs, resulting in our company with no revenues or profits.

Our officer and director is not required to work exclusively for us and does not devote all of his time to our operation. Therefore, it is possible that a conflict of interest with regard to his time may arise. His other activities may prevent him from devoting fulltime to our operations, which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that Jamie Oei, will devote between 15 and 25 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch if our operations increase. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our officer and director.

The lack of public company experience of our management could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our sole officer and director lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes Oxley Act of 2002. Our officer and director have never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Because our officers and directors live outside of the United States, you may have no effective recourse against them for misconduct and may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our directors and officers.

Our officers and directors live outside the U.S. As a result, it may be difficult for investors to enforce within the U.S. any judgments obtained against those officers and directors, or obtain judgments against them outside of the U.S. that are predicated upon the civil liability provisions of the securities laws of the U.S. or any state thereof. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our directors and officers.

 We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

We depend entirely on Jamie Oei, our officer and director, for all of our operations. The loss of Jamie Oei would have a substantial negative effect on our company and may cause our business to fail. Jamie Oei has not been compensated for his services since our incorporation, and it is highly unlikely that they will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Jamie Oei services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

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We do not have any employment agreements or maintain key person life insurance policies on officers and directors. We do not anticipate entering into employment agreements with them or acquiring key man insurance in the foreseeable future.

Since all of our shares of common stock are owned by our officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Our officer and director beneficially owns 59% of our issued and outstanding common stock. The interests of our officer and director may not be, at all times, the same as that of our other shareholders. Our officer and director are not simply passive investors but are also executive officers of the company, and as such their interests may, at times, be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our directors exercising, in a manner fair to all of our shareholders, his fiduciary duties as officer or as members of the company's board of directors. Also, our officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

We have limited business, sales and marketing experience in our industry.

We have plans for marketing our website for high school basketball players with aspirations of playing post-secondary basketball, but there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan of selling our online subscription will gain wide acceptance in its target market or that we will be able to effectively market and sell our website subscriptions. Additionally, we are a development stage company with no prior experience in our industry. We are entirely dependent on the services of our officer and director to market and develop our website. We have not completed the development of our website and have yet to generate revenues.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well established companies and small independent companies that may result in price reductions and decreased demand of online based basketball statistics and recruitment. We will be at a competitive disadvantage in obtaining facilities, employees, financing and other resources required to design, market and operate our website. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

A better financed company can provide products identical to ours and may be able to offer such products at a more competitive price.

We will face immense competition from well-established companies and small independent companies who have been in business longer than us and will be better financed companies that can provide products identical to ours and may also be able to offer such services as us at a more competitive price. We will also have a more difficult time to obtain customer's as the customer's will be more inclined to buy the services of a well financed company that can offer the same products as us.

We are deemed a “shell company” under the Rule 12b-2 of the Exchange Act, so resale of our shares is not permitted under Rule 144(i) until 12 months after the Company is no longer considered a shell company.

We are deemed a shell company as defined by Rule 12b-2 of the Exchange Act. Rule 12b-2 of the Exchange Act defines a “shell company” as a registrant that has “nominal operations” and “assets consisting solely of cash and cash equivalents and nominal other assets.” Our shell company status prevents investors from reselling our shares under Rule 144 unless and until 12 months after we are no longer considered a shell company and all the conditions of Rule 144(i) are met. We cannot predict that if and when we may no longer be considered as a shell company. Investors may be unable to liquidate their investment under Rule 144(i) for an indefinite long period of time.

We have certain limitations imposed on us for being a shell company.

Shell companies are prohibited from using a Form S-8 registration statement pursuant to employee compensation plans. Additionally, shell companies are required to provide more detailed disclosure on a Form 8-K upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken (of which we have no current intention of doing), we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.

Our status as a shell company may also impede our ability to raise additional capital to fund our operations from unregistered offerings due to restriction on transferability. There can be no assurance at this point that we will be able to raise additional capital.

RISK FACTORS RELATED TO OUR COMMON STOCK

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements but, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.

Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved or that our stock will be quoted for sale. As of the date of this filing, there have been no discussions or understandings between the company nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment. The company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Broker dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g1 through 15g9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on broker-dealers who make a market in “penny stocks”. A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share. Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC Bulletin Board. Following the date of the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with FINRA an application on Form 211 for approval for our shares to be quoted on the OTC Bulletin Board. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC Bulletin Board, it is very likely that our stock will be considered a “penny stock.” In that case, purchases and sales of our shares will be generally facilitated by FINRA broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

Antitakeover effects of certain provisions of Wyoming state law hinder a potential takeover of our Company.

Though not now, in the future we may become subject to Wyoming’s control share law. A corporation is subject to Wyoming’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Wyoming, and it does business in Wyoming or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one fifth or more but less than one third, (ii) one third or more but less than a majority, or (iii) a majority or more.

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There is no active trading market for our common stock and there is no assurance that we will ever have an active trading market. If a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained.  We currently plan to have our common stock quoted on FINRA's OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part.  In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock.  At the date hereof we are not aware that any market maker has any such intention.  However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.  Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members.  If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.  If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors.  In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

There is no public market for our common stock and there is no assurance that we will ever have a public market for our common stock. However, if a public market for our common stock does develop, sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

There is no public market for our common stock and there is no assurance that we will ever have a public market for our common stock. However, if a public market for our common stock does develop, sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock.  When this registration statement is declared effective, the selling stockholders may be reselling up to 41.17 % of the issued and outstanding shares of our common stock.  As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock.  As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others.  Any such short sales could place further downward pressure on the price of our common stock.

Our stock is a penny stock. Trading our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirement, which may limit a stockholder’s ability to buy and sell our stock.

Our common stock will be subject to the "Penny Stock" Rules of the Securities and Exchange Commission (the "SEC"), which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on the OTC Bulletin Board of the National Association of Securities Dealers Inc. (the "NASD"), which is generally considered to be a less efficient market than markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing.  There is no assurance of when, if ever, our stock will be listed on an exchange. Further, our securities will be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended.  The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions.  Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities.  Because our securities are subject to the "penny stock rules,” investors will find it more difficult to dispose of our securities.  Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

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In addition to the "penny stock" rules promulgated by the SEC, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations.  Such forward-looking statements involve risks and uncertainties regarding the market price of gold and other valuable minerals, availability of funds, government regulations, operating costs, exploration costs, outcomes of exploration programs and other factors.  Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition.  Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology.  Actual events or results may differ materially.  In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus.  These factors may cause our actual results to differ materially from any forward-looking statement.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus

Use of Proceeds

The Selling Stockholders are selling shares of common stock covered in the prospectus for their own account.  We will not receive any of the proceeds from the resale of these shares.  We have agreed to bear the expenses relating to the registration of the shares for the Selling Stockholders.

Determination of Offering Price

Not applicable.  The selling stockholders will sell their shares at a fixed price until our securities are quoted on the OTC Bulletin Board, if at all, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance of when, if ever, our stock will be listed on an exchange.

Dilution

Not applicable.  We are not offering any shares in this registration statement.  All shares are being registered on behalf of our selling shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 350,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration provided under Regulation 4(2) of the Securities Act of 1933.  All shares were issued by us in transactions not involving any public offering, to purchasers who had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment, who had access to the type of information normally provided in a prospectus, and who agreed not to resell or distribute the securities to the public.  In addition, we did not use any form of public solicitation or general advertising in connection with the issuance of the shares.

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The following table provides as of the date of this prospectus, information regarding the ownership of our common stock held by each of the selling shareholders, including:

·	the number of shares owned by each prior to this offering;
·	the total number of shares that are to be offered for each;
·	the total number of shares that will be owned by each upon completion of the offering; and

-

the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Ibrahim Applah	20,000	20,000	Nil	Nil
Curtis Baanee	10,000	10,000	Nil	Nil
Reginald Bradshaw	20,000	20,000	Nil	Nil
Christopher Brown	10,000	10,000	Nil	Nil
Duane Browne	10,000	10,000	Nil	Nil
Lisa Ann Bunga	10,000	10,000	Nil	Nil
Andrew Burey	10,000	10,000	Nil	Nil
Christopher Campbell	10,000	10,000	Nil	Nil
Terrence Campbell	10,000	10,000	Nil	Nil
Michelle Evers	10,000	10,000	Nil	Nil
Darnell Jones	10,000	10,000	Nil	Nil
Tracy Lynn Kelly	20,000	20,000	Nil	Nil
Stacey Ann Kerr	10,000	10,000	Nil	Nil
Cheryl Khan	10,000	10,000	Nil	Nil
Chi Ming Kwan	10,000	10,000	Nil	Nil
Miah-Marie Langlois	10,000	10,000	Nil	Nil
Kavan Layne	10,000	10,000	Nil	Nil
Tamara Liking	10,000	10,000	Nil	Nil
Garth Morris	10,000	10,000	Nil	Nil
Erin Oei	10,000	10,000	Nil	Nil
Dwayne Peddie	10,000	10,000	Nil	Nil
Doug Plumb	10,000	10,000	Nil	Nil
Norm Plumb	10,000	10,000	Nil	Nil
Mike Rockman	10,000	10,000	Nil	Nil
Daniel Swanson	20,000	20,000	Nil	Nil
Hermon Tesfaghebriel	20,000	20,000	Nil	Nil
Erue White	10,000	10,000	Nil	Nil
Juile Williams	10,000	10,000	Nil	Nil
Lucille Zdunich	20,000	20,000	Nil	Nil

*Relationships between shareholders and the issuers sole officer and director: Lucille Zdunich is the Presidents mother; Lisa Ann Bunga is the Presidents fiancé; and Erin Oei is the Presidents sister.

The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 850,000 shares of common stock outstanding on the date of this prospectus.

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Other than disclosed above, none of the selling shareholders:

1.	has had a material relationship with us other than as a shareholder at any time within the past three years;
2.	has ever been one of our officers or directors;
3.	is a broker-dealer; or broker-dealer's affiliate.

Plan of Distribution

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times.  The selling stockholders will act independently of Hoops Scouting USA in making decisions with respect to the timing, manner and size of each sale.

Offering Price

The selling stockholders will sell their shares at an offering price of $0.10 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market.  Thereafter, the sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;
2.	a price related to such prevailing market price; or
3.	such other price as the selling stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or electronic quotation system.  To date, no actions have been taken to list our shares on any national exchange or electronic quotation system.  If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

Manner of Sale

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares.  Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale.  The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.  Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.  Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions.  In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act.  In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

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Regulation M

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.  Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock.  These expenses are estimated to be $43,000, including, but not limited to, legal, accounting, printing and mailing fees.  The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

Description of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.0001 per share.  As of November 9, 2021, there were 850,000 shares of our common stock issued and outstanding held by 30 shareholders of record.

Common Stock

Registered holders of our common stock are entitled to exercise one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.  Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power.  Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. The holders of a majority of the shares issued, outstanding, and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by Wyoming statute or by the Articles. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.  Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.  See "Dividend Policy."

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

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Preferred Stock

As of the date of this prospectus, there is no preferred stock issued and 20,000,000 preferred shares are authorized.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Interests of Named Experts and Counsel

The legality of the shares offered under this registration statement is being passed upon by Marc Applebaum, San Diego, CA.  The financial statements included in this prospectus and the registration statement has been audited by Saturna Group Chartered Professional Accountants LLP to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

General

Hoops Scouting USA was incorporated on October 31, 2016 under the laws of the State of Wyoming. Hoops Scouting USA is a basketball scouting website for high school basketball players with aspirations of playing post-secondary basketball to upload stats. It is also an avenue for smaller university coaches who do not have the means to recruit larger areas of the United States and Internationally.

We are a development stage company which is in the business of providing a website for high school basketball players with aspirations of playing post-secondary basketball. It is also an avenue for smaller university coaches who do not have the means to recruit larger areas of the United States and Internationally. Hoops Scouting USA will allow high school players to set up accounts, which include game film, schedules for high school and AAU games, stats, and high school academic marks. This will allow coaches to be able to see players and their stats and can plan their recruiting with the team schedules. This brings international recruiting to the desk of every college coach in the United States from Division 1, Division 2, Divisions 3, NAIA, and Junior College.

This also allows players from Europe, Australia, Asia, and South America to pursue opportunities in the United States to schools that would normally not be able to recruit in such a wide range. Many of the larger schools with bigger recruiting budgets are often the only ones to be able to see these international players. Often only the top players get a chance and the second and third tier players do not get a chance to be recruited. This will all change with Hoops Scouting USA.

The website will be the main hub but being able to upload stats and game film directly from a smart phone will allow players and coaches to get almost immediate information. Development of an app to allow this will eventually work in unison with the website.

Revenue will be split between several revenue streams.

1. Player Membership

a. Players sign up for full memberships which allow players to upload unlimited videos to or website and app

b. Players sign up for partial memberships to upload one or two videos at a time.

2. Coaching Membership

Coaches sign up to receive emails and check players.

3. Sponsorship

Website and app will have sponsors who can display their ads on videos or on the website or the app. Sponsors can receive info from the company on what pages and what videos are being viewed the most.

A small fee for players and coaches will be invoked but sponsorship on the website and the app will be the main source of revenue.

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 Current market trend

College-basketball fans’ insatiable (and Internet-fueled) desire for information about up-and-coming players has made high-school-hoops scouting a big business. And corporate America has taken notice. According to New York Magazine, Fox acquired Scout.com, which primarily covers college basketball and football recruiting, for $60 million. Two years later, Yahoo bought Scout.com’s main competitor, Rivals.com, for $100 million. This shows the significant growth of the industry of recruitment and data tracking.

A Stanford Business Article titled “Five Key Trends That Are Driving the Business of Sports” explains that the data are changing the way the game is played, shifting emphasis from how many total points a player scores to measures of player efficiency. “It has been hard, historically, to quantify defense,” said Brian Kopp, senior vice president of STATS, the company that developed SportVU player tracking. “Now we have four camera views helping you do that.” In addition, the data have influenced the types of shots players take on the court. All sports are at that point where, like in a lot of businesses, they’re using a lot of (data) to make better decisions.

Marketing

Our officer and director will promote our scouting service. We plan to market our products through the following methods: (i) our website, (ii) search engine optimization, (iii) social networking websites, (iv) printing, mailing and emailing catalogues and flyers to potential customers, (v) word of mouth, (vi), telephoning potential customers (vii) content marketing and (viii) paid ads.

During the first stages of our growth, our officers and directors will provide all of the labor required to execute our business plan at no charge. Jamie Oei, our officer and director, will devote approximately 15 to 25 hours of his time to our operations. Once we begin operations, and are able to attract more and more customers to buy our product online, Jamie Oei has agreed to commit more time as required. If the need for cash arises we may be able to borrow funds from our officer and director although there is no such formal agreement in writing. Our specific goal is to design, market and profitably sell our services. Our plan of operations is as follows:

Month 1: Office Set Up

Cost: $1,500

During the first month, our officer and director will establish an office with basic office equipment for operations (printer, scanner, general supplies).

Month 2 - Months 7: Website Design and Development

Cost: $13,000

Month 2 - Website Design and Content

Month 3 - Website Design

Month 4 - Website Design / Website Development

Month 5 - Website Development

Month 6 - Website Development

Month 7 - Website Development / App Development

After setting up the office, the website design and development will be undertaken during months two through month seven. Our estimated cost of $13,000 includes design and development of the website as well as development of the associated mobile app. Website updates will continue indefinitely during operations. It is anticipated that the design of the website will occur during months two and three while the development of the website will overlap design in month 4 and continue developing during month five and six. In month seven, the app to pair with our website will be developed.

Month 8 Months 12: Marketing

Cost: $10,500

Month 8 – Search Engine Optimization, Website

Month 9 – Social Networking Websites

Month 10 - Telephone potential Clients

Month 11 – Printing and Emailing flyers

Month 12 – Mailing Flyers

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We plan to market and advertise our products that are displayed on our website. We plan to market and advertise our products through our website, search engine optimization, social networking websites, printing emailing and mailing catalogues and flyers, word of mouth and phone calls to potential customers. Marketing is an ongoing matter that will continue during the life of our operations. Though we have a marketing plan to execute each month, some months may overlap or be ongoing.

The components of the budget for phase one are as follows:

Phase One	Budgeted Expense
SEC reporting and compliance / Accounting	$9,000
Website Development	13,000
Marketing	10,500
Establishing an office	1,500
Salaries	1,000
Phase One Total:	$35,000

Our sole officer and director will make a determination whether to proceed with further website and app development upon completion of phase one.  In completing this determination, we will assess whether the results of phase one are sufficiently positive to enable us to obtain any additional financing that we will then require.  This analysis will include an assessment of the market for financing of app development projects at the time of our assessment.

We have not yet determined the exact steps we will take in phase two and three of our planned basketball recruitment website and app. We will more fully-develop these steps once we have completed the first phase of assessment on the Hoops Scouting USA website phase 1 including a review of website traffic, inquiries and uploads before we commit to a phase two or phase three. However, if we were to proceed to phase two, it is presently expected that phase two of the basketball recruitment technology will include player stats and real time data.  Phase two is expected to take up to 6 months to complete. If we decided to proceed to phase three, it will likely involve a more technically sophisticated website and app.  Phase three is also expected to take up to 6 months to complete. The preliminary components of the budget for the second and third phases of the basketball recruitment technology program are as follows:

Phase Two	Budgeted Expense
Website Optimization	$15,000
App Development and Beta Testing	12,500
Social Media Influencer Marketing	10,000
Contingency	2,000
Phase Two Total:	$39,500

Phase Three	Budgeted Expense
Online Platform expansion	$14,000
Marketing Increase	15,000
Regulatory and Testing	5,000
Contingency	$4,000
Phase Three Total:	$38,000

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Our sole officer and director will make a determination whether to proceed with the third phase only upon completion of phase two.  In completing this determination, we will make an assessment as to whether the results are sufficiently positive to enable us to obtain the additional financing that would be necessary for us to proceed. Positive results means that website traffic is substantial and a large percentage of website traffic are also subscribers indicating value would be being added by completing the next phase of technology development and marketing will proceed in conjunction with the website and complementary app expansion.

We have initiated the registration of the website with use of our limited capital funds. We have not chosen anyone specific to conduct the future website development.  We intend to choose a developer who has had experience working with apps as well so that the process can be streamlined. We will like to begin this process within the next 2 months; we are estimating it will take up to 2 months to hire a website developer. The contingency funds allocated in phases two and three are there to cover unexpected expenses which may arise while the actual work commences, such as more time needed for certain aspects of the website, causing additional days needed for personnel.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

Competition

There are many well established companies in our industry. We expect to face medium to high level of resistance, and it will be up to our marketing efforts and negotiation skills to acquire customers. Most of our competitors may have greater financial resources than we do and will be able to withstand sales or price decreases better than we are. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Employees

We are a development stage company and currently have one employee. Our sole officer and director manages the day-to-day operations of the company and currently devotes approximately 15 to 25 hours a week.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks. We intend to protect our website with copyright laws. Beyond our trade name, we do not hold any other intellectual property.

Offices

Our executive offices are located at The Company’s principal offices are located at 63 Rocio Court Palm Desert, CA 92260. The telephone number is (760) 636-4353.

Mr. Oei, our President, Chief Executive Officer, Principal Executive Officer and a director, currently provides this space to us free of charge. This space may not be available to us free of charge in the future. This office space is part of a residence.

Legal Proceedings

There are no pending or threatened lawsuits against us.

Market for Common Equity and Related Stockholder Matters

 Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.  Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.  We would like to register our shares for resale by our selling stockholders and then obtain a trading symbol to trade our shares over the OTC Bulletin Board. However, there is no assurance that we will be successful in getting our common stock quoted on the OTC Bulletin Board.

All of the presently outstanding shares of common stock (850,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144, which became effective on February 15, 2008.  Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144.  Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”).  Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

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 Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $400,340 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

-	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
-	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
-	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
-	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  We have engaged in preliminary discussions with a Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made. There are 350,000 shares of our common stock held by non-affiliates and 500,000 shares of our common stock held by one affiliate, Mr. Oei; Rule 144 of the Securities Act of 1933 defines as restricted securities.  350,000 shares being held by non-affiliates are being registered under this registration statement and will be available for sale when the registration statement is declared effective.  The 500,000 affiliate shares held by Mr. Oei and shares not being registered in this registration statement will be subject to the resale restrictions of Rule 144.  In general, affiliates holding restricted securities, must hold their shares for a period of at least six months assuming we are current in our SEC reports or one year if we are not, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  These restrictions do not apply to re-sales under Rule 144for non-affiliates holding unregistered shares for at least one year.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this Prospectus, assuming the volume and method of sale limitations in Rule 144 can be satisfied to the extent required.  The volume limitations limit affiliate sales to no more than 1% of our total issued and outstanding securities every 90 days.  The manner of sale limitations requires sales through a broker on the market in an unsolicited transaction.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

19

Holders

As of the date of this registration statement, we had approximately 30 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Stock Option Grants

As of the date of this prospectus, we had not granted any stock options.

Plan of Operation

 We have not yet commenced operations beyond working on developing a business plan and registering our website. Once we do commence operations, our plan of operations for the next twelve months is to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the continued website and app development:

1.	Register our shares for resale by our selling stockholders and then obtain a trading symbol to trade our shares over the OTC Bulletin Board. However, there is no assurance that we will be successful in getting our common stock quoted on the OTC Bulletin Board.
2.	We plan to conduct phase one of our basketball recruitment website development, corresponding app, and marketing campaign.
3.	If warranted by the results of phase one, we intend to proceed with a further phase two and three.
4.	We anticipate spending approximately $1,200 in ongoing general and administrative expenses per month for the next twelve months, for a total anticipated expenditure of $14,400 over the next twelve months. The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees, general office expenses.

As at June 30, 2021, we had cash reserves of $10,586 and working capital deficit of $16,649.  We anticipate that our cash and working capital will not be sufficient to enable us to complete phase one of our website development and to pay for the costs of this offering and our general and administrative expenses for the next 12 months.  Also, our ability to complete phase two of the recommended work program will be subject to us obtaining additional financing as these expenditures will exceed our cash reserves. Our President has agreed to advance us necessary funding to maintain minimal operations and fund the cost of our becoming a public company including paying for the offering expenses. Any funding that we receive will firstly go to pay for the costs of our offering, secondly to pay for maintaining our operations and thirdly to go towards the costs of our technology development. During the 12-month period following the date of this registration statement, we anticipate that we will not generate any revenue.  Accordingly, we will be required to obtain additional financing in order to continue our plan of operations.  We believe that debt financing will not be an alternative for funding additional phases of exploration as we do not have tangible assets to secure any debt financing.  We anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund phase two of our business operations.  In the absence of such financing, we will not be able to continue website development and our business plan will fail.  Even if we are successful in obtaining equity financing to fund phase two, there is no assurance that we will obtain the funding necessary to pursue any advanced technology development and associated marketing following the completion of phase two.  If we do not continue to obtain additional financing, we will be forced to abandon our website and our plan of operations will fail.

Results of Operations

During the period from October 31, 2016 (date of inception) to June 30, 2021, we incorporated the Company, prepared a business plan, opened a bank account, registered our domain name and registered our website. Our net loss since inception is $64,699 related primarily to professional fees, accounting; audit and filing fees, the incorporation of the company, bank charges, office supplies, registration of our domain name, and launching of the website.

Revenues

We have had no operating revenues since our inception on October 31, 2016 to June 30, 2021.  We anticipate that we will not generate any revenues for so long as we are a development stage company.

20

Liquidity and Capital Resources

As of June 30, 2021, the Company had a cash balance and total assets of $10,586 compared to cash and total assets of $148 as at June 30, 2020. The increase in cash and total assets was due to the Company receiving share subscriptions relating to a private placement. As at June 30, 2021 and 2020, we had total liabilities of $43,235 and $28,205 respectively. Our working capital deficit was $16,649 as at June 30, 2021 compared to $28,057 as at June 30, 2020. The improvement in our working capital was due to the proceeds received from the share subscriptions are being used to pay day-to-day operating costs.

The available capital reserves of the company are not sufficient for the company to remain operational. As of June 30, 2021 and 2020, our officer and director, who is currently our sole shareholder, is owed $26,580 and $22,500, respectively, for paying expenses related to our operations since our inception. The amount owing is unsecured, bears no interest, and is payable on demand.

During the year ended June 30, 2021, we received $16,000 in loan proceeds from two non-related investors which are unsecured, bears no interest, and is due on or before December 1, 2022.

Cash Flows

During the year ended June 30, 2021, we used $37,562 of cash for operating activities compared to the use of $154 for operating activities during the year ended June 30, 2020.  The increase in the use of cash for operating activities was due to an increase in legal fees relating to our DTC eligibility.

Cash from Financing Activities

During the year ended June 30, 2021, we received $16,000 from the issuance of loans, which are unsecured, non-interest bearing, and due on or before December 1, 2022. We also received share subscription proceeds of $32,000 relating to a private placement at $0.10 per share. During the year ended June 30, 2020, we did not have any financing activities.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.  If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our website development and our venture will fail.

Going Concern

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an ongoing business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company including legal and accounting fees will be approximately $10,000.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations.  Issuances of additional shares will result in dilution to our existing shareholders.  There is no assurance that we will achieve any additional sales of our equity securities or arrange for other financing to fund our planned exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

We have not attained profitable operations and are dependent upon obtaining financing to pursue marketing and distribution activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

21

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants

Available Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto.  The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

Directors, Executive Officers, Promoters and Control Persons

 The Board of Directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year and until her successor is elected and qualified or until her earlier resignation or removal.  Our directors and executive officers are as follows:

Name	Age	Position
Mr. Jamie Oei	44	President, CEO, CFO, Secretary and Director

Mr. Oei has been our sole officer and director since inception on October 31, 2016 and is responsible for establishing the company’s business model to be implemented at Hoops Scouting USA. Mr. Oei will remain as an officer of the Company until he resigns or is replaced. He will serve as a director for a one year term or until his successor is elected and qualified or until his earlier resignation or removal. He has served as our President & CEO since inception.  Mr. Oei is currently Head Coach and Executive Director at VanCity Basketball Academy. From 2014-2015, Mr. Oei was an assistant coach at Simon Fraser University; assistant coach at University of British Columbia from 2010-2014; and Elite Head Coach at 3D Basketball Academy 2008-2013. Jamie Oei has NCCP Level 3 Theory NCCP Level 3 Technical (Basketball) NCCP Level 3 Practical (Basketball), and is Certified to teach Level 1 (Basketball). Mr. Oei will devote approximately 15 hours a week to our operations.

Family Relationships

There are no family relationships among our officers or directors.

Legal Proceedings

No officer, director or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

-	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
-	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
-	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and
-	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

22

Name and Address of Beneficial Owner	Title of Class	Amount &Nature of Beneficial Ownership	Percent of Class (%)
Mr. Jamie Oei 63 Rocio Court Palm Desert, CA 92260	Common	500,000	58.82%
All Officers and Directors as a Group	Common	500,000	58.82%

This table is based upon information derived from our stock records.   The shareholder named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 850,000 shares of common stock outstanding as of October 19, 2021.

Certain Relationships and Related Transactions

Upon formation, Mr. Oei, our founder and president received 500,000 five hundred thousand shares par value $.001 as the founding officer and executive of the company.  Any infusions or loan advances to the company since inception by Jamie Oei are payable on demand.

The Company has received $26,580 as a loan from Mr. Oei. The loan is payable on demand.

Our executive offices are located at 63 Rocio Court Palm Desert, CA 92260.

The Corporation may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Articles or these Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Articles or these Bylaws.  The Corporation’s obligations of indemnification, if any, shall be conditioned on the Corporation receiving prompt notice of the claim and the opportunity to settle and defend the claim.  The Corporation may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Corporation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

 Our sole officer and director is indemnified as provided by the Wyoming Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

23

 Financial Statements

INDEX TO FINANCIAL STATEMENTS

June 30, 2021

24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Hoops Scouting USA

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Hoops Scouting USA (the “Company”) as of June 30, 2021 and 2020, and the related statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for the years then ended and related notes (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2021 and 2020, and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficit of $16,649 and an accumulated deficit of $64,699 as at June 30, 2021. During the year ended June 30, 2021, the Company had no revenues and used cash of $37,562 for operating activities. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. As part of our audits, we are required to obtain an understanding of the Company’s internal controls over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to fraud or error, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (i) relate to accounts or disclosures that are material to the financial statements; and (ii) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Saturna Group Chartered Professional Accountants LLP

We have served as the Company’s auditor since 2017

Vancouver, Canada

October 4, 2021

25

HOOPS SCOUTING USA

Balance sheets

(Expressed in U.S. dollars)

	June 30, 2021 $	June 30, 2020 $

Assets

Current assets

Cash	10,586	148

Total assets	10,586	148

Liabilities and stockholders’ deficit

Current liabilities

Accounts payable and accrued liabilities	655	5,705
Due to related party (Note 3)	26,580	22,500

Total current liabilities	27,235	28,205

Non-current liabilities

Loans payable (Note 4)	16,000	—

Total liabilities	43,235	28,205

Nature of operations and continuance of business (Note 1)
Subsequent event (Note 7)

Stockholders’ deficit

Common stock Authorized: 100,000,000 shares, $0.0001 par value 500,000 shares issued and outstanding	50	50
Share subscriptions received (Note 5)	32,000	—
Deficit	(64,699)	(28,107)

Total stockholders’ deficit	(32,649)	(28,057)

Total liabilities and stockholders’ deficit	10,586	148

The accompanying notes are an integral part of these financial statements.

26

HOOPS SCOUTING USA

Statements of operations and comprehensive loss

(Expressed in U.S. dollars)

	Year ended	Year ended
	June 30,	June 30,
	2021	2020
	$	$

Operating expenses

General and administrative	1,793	154
Professional fees	31,774	4,956
Transfer agent and filing fees	3,025	3,866

Net loss and comprehensive loss	(36,592)	(8,976)

Net loss per share, basic and diluted	(0.07)	(0.02)

Weighted average shares outstanding	500,000	500,000

The accompanying notes are an integral part of these financial statements.

27

HOOPS SCOUTING USA

Statements of stockholders’ deficit

(Expressed in U.S. dollars)

	Common stock		Share subscriptions	Deficit $	Total stockholders’ deficit $
	Number of shares	Amount	received
		$	$

Balance, June 30, 2019	500,000	50	–	(19,131)	(19,081)

Net loss for the year	–	–	–	(8,976)	(8,976)

Balance, June 30, 2020	500,000	50	–	(28,107)	(28,057)

Share subscriptions received	–	–	32,000	–	32,000

Net loss for the year	–	–	–	(36,592)	(36,592)

Balance, June 30, 2021	500,000	50	32,000	(64,699)	(32,649)

The accompanying notes are an integral part of these financial statements.

28

HOOPS SCOUTING USA

Statements of cash flows

(Expressed in U.S. dollars)

	Year ended June 30, 2021 $	Year ended June 30, 2020 $

Operating activities

Net loss	(36,592)	(8,976)

Adjustments to reconcile net loss to net cash used in operating activities:

Accounts payable and accrued liabilities	(5,050)	(1,780)
Due to related party	4,080	10,602

Net cash used in operating activities	(37,562)	(154)

Financing activities

Proceeds from loans payable	16,000	—
Proceeds from share subscriptions	32,000	—

Net cash provided by financing activities	48,000	—

Change in cash	10,438	(154)

Cash, beginning of year	148	302

Cash, end of year	10,586	148

Supplemental disclosures:

Interest paid	—	—
Income taxes paid	—	—

The accompanying notes are an integral part of these financial statements.

29

HOOPS SCOUTING USA

Notes to the financial statements

Years ended June 30, 2021 and 2020

(Expressed in U.S. dollars)

1.	Nature of Operations and Continuance of Business

Hoops Scouting USA (the “Company”) was incorporated in the State of Wyoming on October 31, 2016. The Company is in the business of scouting high school and college basketball players in Colorado.

On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. This contagious disease outbreak and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, leading to an economic downturn. The impact on the Company has not been significant, but management continues to monitor the situation.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and ultimately the attainment of profitable operations. As at June 30, 2021, the Company has a working capital deficit of $16,649 and an accumulated deficit of $64,699 since inception. During the year ended June 30, 2021, the Company had no revenues and used $37,562 of cash for operating activities. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Significant Accounting Policies
(a)	Basis of Presentation

These financial statements and related notes are prepared in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company’s fiscal year-end is June 30.

(b)	Use of Estimates and Judgments

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. It also requires management to exercise its judgment in the processing of applying the Company’s accounting policies. The Company regularly evaluates estimates and assumptions related to deferred income tax valuation allowances. The Company bases its estimates and assumptions on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The impacts of such estimates and judgments are pervasive throughout the financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates and judgments are recognized in the period in which the estimate is revised and future periods if the revision affects both current and future periods. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

30

HOOPS SCOUTING USA

Notes to the financial statements

Years ended June 30, 2021 and 2020

(Expressed in U.S. dollars)

2.	Significant Accounting Policies (continued)
(d)	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred income tax assets to the amount that is believed more likely than not to be realized.

(e)	Financial Instruments and Fair Value Measures

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, amounts due to a related party, and loans payable. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

(f)	Loss Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

(g)	Comprehensive Loss

ASC 220, “Comprehensive Income” establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As at June 30, 2021 and 2020, the Company had no items that affected comprehensive loss.

31

HOOPS SCOUTING USA

Notes to the financial statements

Years ended June 30, 2021 and 2020

(Expressed in U.S. dollars)

2.	Significant Accounting Policies (continued)
(h)	Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the statement of operations.

(i)	Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Related Party Transactions

As at June 30, 2021, the Company owed $26,580 (2020 - $22,500) to the President of the Company, which is unsecured, non-interest bearing, and due on demand.

4.	Loans Payable

As at June 30, 2021, the Company owed $16,000 (2020 - $nil) of loans payable to non-related parties which are unsecured, non-interest bearing, and due on or before December 31, 2022.

5.	Common Shares

During the year ended June 30, 2021, the Company received $32,000 of share subscriptions relating to a private placement of common shares at $0.10 per share. As of the date of this report, the common shares have not been issued.

6.	Income Taxes

The Company is subject to United States federal and state income taxes at a rate of 21% per annum. The reconciliation of the provision for income taxes at the statutory rate compared to the Company’s income tax expense as reported is as follows:

	2021 $	2020 $

Income tax recovery at statutory rate	(7,685)	(1,884)

Valuation allowance change	7,685	1,884

Provision for income taxes	—	—

32

HOOPS SCOUTING USA

Notes to the financial statements

Years ended June 30, 2021 and 2020

(Expressed in U.S. dollars)

6.	Income Taxes (continued)

The significant components of deferred income tax assets and liabilities as at June 30, 2021 and 2020 are as follows:

	2021 $	2020 $

Net operating losses carried forward	13,587	5,902
Valuation allowance	(13,587)	(5,902)

Net deferred tax asset	—	—

The Company has net operating losses carried forward of $64,699 which may be carried forward to apply against future years’ taxable income, subject to the final determination by taxation authorities, expiring in the following years:

$

2037	274
2038	7,923
2039	10,934
2040	8,976
2041	36,592

64,699

7.	Subsequent Event

In July 2021, the Company received proceeds of $3,000 relating to share subscriptions at $0.10 per share. As of the date of the financial statements, the common shares have not been issued.

33

HOOPS SCOUTING USA

350,000 SHARES
COMMON STOCK

PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (180 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

34

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.24
Transfer Agent Fees	$0.00
Accounting fees and expenses	$9,000.00
Legal fees and expenses	$27,000.00
Edgar filing fees	$600.00
Miscellaneous (printing, etc.)	$1,395.51
Total	$37,998.75

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Our sole officer and director is indemnified as provided by the Wyoming Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent permitted by law, the Articles or our Bylaws, and shall indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent required by law, the Articles or our Bylaws. Our obligation of indemnification, if any, shall be conditioned on our receiving prompt notice of the claim and the opportunity to settle and defend the claim. We may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of ours.

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Recent Sales of Unregistered Securities

As of October 31, 2016, the Company had issued 500,000 founder’s shares at $0.0001 per share for net funds to the Company of $50.

On October 18, 2021, Company issued 350,000 common shares for proceeds of $350,000, of which $320,000 was received as at June 30, 2021.

All of the above shares were issued pursuant to private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933. Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction,” as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

Exhibits

Exhibit
Number	Description
3.1	Articles of Incorporation (Incorporated by Reference to Form S-1 filed with the SEC on October 30, 2017)
3.2	By-Laws (Incorporated by Reference to Form S-1 filed with the SEC on October 30, 2017)
5.1	Legal Opinion of Marc Applebaum, with consent to use
23.1	Consent of Saturna Group Chartered Professional Accountants LLP

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The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5.	Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the  9th day of November, 2021.

Jamie Oei By: /s/ Jamie Oei Jamie Oei President, Chief Executive Officer, Principal Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Jamie Oei	President, Chief Executive Officer, Principal	November 9, 2021
Jamie Oei	Executive Officer, Principal Financial Officer Principal Accounting offer and Director

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